Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Flexible Solutions International Inc.

(Exact Name of Registrant Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457	(f)(2)	26,300,000	(3)	N/A	$66,802,000	(2)	0.0000927	$6,192.55
Fees Previously Paid	N/A
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts							$66,802,000			$6,192.55
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$6,192.55

(1)	All securities being registered are issued by Flexible Solutions International Inc. (“FSI”), to be renamed Lygos, Inc. (the “Combined Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2022 (as subsequently amended, the “Merger Agreement”), as further described in the proxy statement/prospectus that forms a part of this Registration Statement.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f)(2) under the Securities Act based on $2.54, the average of the high and low prices of shares of the common stock of FSI, par value $0.001 per share (“FSI Common Stock”), as reported on the NYSE American on July 19, 2022.
(3)	Represents the maximum number of shares of common stock of the Combined Company, par value $0.001 per share (“Common Stock”), estimated to be issuable to holders of Lygos, Inc. (“Lygos”) common stock upon completion of the transactions contemplated by the Merger Agreement. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or the like.